Exhibit 10.7

PATRICK INDUSTRIES, INC.
20__ STOCK APPRECIATION RIGHTS AWARD AGREEMENT

Summary Description

Name of Employee (“Employee”): _________________

Patrick Industries, Inc. (the “Company”) grants the undersigned Employee an award of Stock Appreciation Rights (this “SAR” or “20__ Award”). A summary of the details of this 20__ Award is listed below. Employee and the Company hereby agree that this 20__ Award is comprised of stock appreciation rights relating to shares of Common Stock of the Company (“Shares”). Employee and the Company hereby agree that the 20__ Award is granted under and governed by the terms and conditions of the 20__ Stock Appreciation Rights Award Agreement attached to this 20__ Award as Schedule 1 and incorporated herein (the “Agreement”), and pursuant to the terms and conditions of the Patrick Industries, Inc. Omnibus Incentive Plan (the “Plan”), as the same may be amended from time to time. A copy of the Plan is available for your review.

SAR Award

Stock Appreciation Rights Grant Date: __________________

Total number of Share(s) Granted: ______share(s) of Common Stock (“SAR”), without par value of the Company

Strike Prices: The SARS are divided into four equal tranches with each tranche vesting pro-rata on the first four (4) anniversaries of the grant date at the following strike prices: Tranche 1: $XX.XX; Tranche 2: $XXX.XX; Tranche 3: $XXX.XX; and Tranche 4: $XXX.XX.

Vesting Schedule: Subject to the provisions of the Agreement, this 20__ Award may be exercised to a maximum cumulative amount of: (i) 25% of the total Shares on and after the first anniversary of the Grant Date; (ii) 50% of the total Shares on and after the second anniversary of the Grant Date; (iii) 75% of the total Shares on and after the third anniversary of the Grant Date; and (iv) 100% of the total Shares on and after the fourth anniversary of the Grant Date.
The following schedule reflects the anniversary and vesting dates for the 20__ Award:

STRIKE PRICE AND VESTING SCHEDULE

Grant Date Anniversary	First	Second	Third	Fourth
Vesting Date
Cumulative %	25%	50%	75%	100%

Termination: Subject to earlier terminations as provided in Section 2, the SAR shall terminate and be of no force or effect after 5:00 pm (Eastern Time), on the ninth (9th) anniversary of the Grant Date (the “Expiration Date”).

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, and, by their respective signatures, each agrees to be bound by all of the terms and conditions set forth in the Plan and in the Agreement.

Patrick Industries, Inc.                    Employee: ________________________
                            (via electronic signature)
By: ____________________
Its: ____________________

SCHEDULE 1

PATRICK INDUSTRIES, INC.
20__ STOCK APPRECIATION RIGHTS AWARD AGREEMENT

    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Summary Description on the cover of this 20__ Stock Appreciation Rights Award Agreement (this “Agreement”). In consideration of the premises, mutual covenants and agreements herein, the Company and the recipient of the 20__ Award ( “Employee” or “Grantee”) hereby agree to the terms and conditions set forth in this Agreement:

ARTICLE 1
AWARD

    Section 1.1 Award of Shares. Subject to all of the terms and conditions set forth in this Agreement, the Company hereby grants to Employee pursuant to the 20__Award.

    Section 1.2 Conditions to 20__ Award. The 20__ Award is conditioned upon Employee, concurrently with the execution of this Agreement, delivering to the Company such other documents or agreements as the Company may request, if any.

Section 1.3 Vesting of Shares. The 20__ Award shall be exercisable subject to the vesting schedule set forth in the Summary Description on the cover page of this Agreement and will remain subject to Article 2 of this Agreement.

    Section 1.4 Subject to Plan. This Agreement is subject to all of the terms and conditions of the Plan, as the same may be further amended from time to time. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall control. Any capitalized terms appearing but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.

ARTICLE 2
TERMINATION & DELIVERY OF SHARES

Section 2.1 Effect of Termination of Service. For purposes of this Agreement, if Grantee ceases to perform services for the Company or its Subsidiaries in the capacity as an Employee, Director or Consultant (a “Termination of Service”), this 20__ Award may be subject to lapse as provided in this Section 2.1.
(a)    If Grantee has performed at least five (5) years of continuous services following the Grant Date as an Employee, Director or Consultant of the Company and its Subsidiaries, following Grantee’s Termination of Service for any reason, this 20__ Award shall terminate and lapse on the Expiration Date.
(b)    If Grantee has performed less than five (5) years of continuous services following the Grant Date as an Employee, Director or Consultant of the Company and its Subsidiaries, following Grantee’s Termination of Service, subject to and in accordance with Sections 2.1(b)(i), (ii), (iii), (iv) or (v), as applicable, (x) any then-unvested portion of this 20__ Award shall be immediately cancelled and forfeited by the Grantee for no consideration and (y) any then-vested portion of this 20__ Award shall terminate and lapse as follows:
(i) In the event of Employee’s voluntary Termination of Service and subject to CEO discretion, this 20__ Award shall lapse on the earlier of (1) the last day of the ninety (90) day period beginning on the date of such Termination of Service or (2) the Expiration Date.

(ii) In the event of a Termination of Service by reason of Grantee’s death, Disability or Retirement, and subject to CEO discretion, this 20__ Award shall lapse on the earlier of (1) the last day of the one (1) year period beginning on the date of such Termination of Service or (2) the Expiration Date. For purposes of this Agreement, the term “Retirement” means a retirement in accordance with any retirement plan then in effect for the Company or any of its Subsidiaries.
(iii) If the Grantee dies during the twelve (12) month period following a Termination of Service by reason of Disability or Retirement or during the ninety (90) day period following any other Termination of Service, and subject to CEO discretion, this 20__ Award shall lapse on the earlier of (1) the last day of the one year period beginning with the date of Grantee’s date of death or (2) the Expiration Date.
(iv) In the event of a Termination of Service for Cause, this 20__ Award shall lapse immediately upon the effective date of such Termination of Service.
(v) In the event of a Termination of Service without Cause, the 20__ Award shall continue to vest pursuant to the vesting schedule provided in the Summary Description and the 20__ Award shall lapse on the Expiration Date.
Section 2.2 Exercise of SAR; Delivery of Shares.
(a)Subject to the terms and conditions of this Agreement and the Plan, this SAR may be exercised, in whole or in part, to the extent then exercisable, at any time prior to its expiration as provided in Section 2.1 above. Any such exercise shall be affected by a written notice delivered to Corporate Human Resources at its principal executive office, in such form as the Company may prescribe, and shall be signed by the person or persons so exercising this SAR. Any notice of exercise delivered shall state the number of Shares in respect of which the SAR is being exercised. This SAR may be exercised only with respect to whole shares. If this SAR is exercised following Grantee’s death or Disability by any person or persons other than the Grantee, then the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this SAR.
(b)After receiving a proper notice of exercise, the Company will calculate an amount equal to the product of (x) the amount by which the Fair Market Value of a Share on the exercise date exceeds the Strike Price, multiplied by (y) the number of Shares with respect to which this SAR is being exercised. Following such exercise, the Company shall promptly issue to Grantee a number of whole Shares calculated by dividing the amount determined under the preceding sentence by the Fair Market Value of a Share on the date of exercise (any fractional share to be rounded down), subject to applicable tax withholding requirements). Notwithstanding anything to the contrary in this Agreement whether express or implied, the Committee shall have the right, in its sole discretion, to determine that the amount payable to Grantee in connection with an exercise of this SAR may be paid, in whole or in part, in United States dollars payable by wire transfer or other immediately available funds not later than twenty (20) days following the relevant date of exercise.
(c)After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares for which the SAR has been exercised, hereof, registered in the name of the person exercising the SAR (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising the SAR.
(d)The Grantee will satisfy his withholding tax obligation by authorizing the Company to withhold from the Shares otherwise issuable to the Grantee in connection with such exercise that number of Shares (based on Fair Market Value) that would be necessary to satisfy the minimum required withholding taxes due upon such exercise (which authorization is hereby made by the Grantee). For the purpose of calculating the Fair Market Value of any Shares to be withheld to pay withholding taxes, the relevant measurement date shall be the date of exercise.
Section 2.3 Non-Transferability. This SAR shall not be transferable other than by will or the laws of descent and distribution, and any permitted transferee shall take this SAR subject to all of the terms hereof. During the lifetime of the Grantee, this SAR may be exercised only by the Grantee or, in the case of the Grantee’s Disability, by the Grantee’s duly authorized representative. Following the death of the Grantee, this SAR may be exercised only by the Grantee’s executor, administrator or permitted transferee as provided above. Without limiting the generality of the foregoing, this SAR may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, and any attempt to do so shall be void.
Section 2.4 Delivery of Certificates.
(a)    The Company shall not be required to issue or deliver any Shares pursuant to an exercise of this SAR prior to the admission of such Shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If at any time during the term of this SAR the Company shall be advised by its counsel that the Shares deliverable upon an exercise of this SAR are required to be registered under the Federal Securities Act of 1933 or any state securities law, or that delivery of such Shares must be accompanied or preceded by a Prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such Prospectus not later than a reasonable time following each exercise of this SAR, but delivery of Shares by the Company may be deferred until such registration is effected or such Prospectus is available. The Grantee agrees and acknowledges that this SAR may not be exercised unless the foregoing conditions are satisfied. The Grantee shall have no interest in Shares covered by this SAR unless and until certificates for said Shares are issued or the shares are issued in book entry.
(b)    No adjustment shall be made for dividends or other distributions made by the Company to its shareholders or other rights for which the record date is prior to the date on which the Grantee is admitted as a shareholder with respect to Shares that may be issued upon an exercise of this SAR. Notwithstanding the preceding sentence, in the event of an extraordinary cash dividend or distribution, the Committee shall make appropriate and equitable adjustments to the remaining number of Shares subject to this SAR and/or to the Strike Price hereof as the Committee determines in its sole and reasonable discretion are necessary to prevent dilution of Grantee’s rights hereunder. The Committee’s determination with respect to any such adjustments shall be conclusive and binding on the Grantee.
Section 2.5 Adjustment Provisions. If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of Shares then remaining subject to exercise hereunder shall be changed in proportion to such change in issued shares and the Strike Price shall be adjusted so that the amount potentially payable to Grantee in connection with an exercise of the then remaining number of Shares subject to this SAR shall not be changed.
If, during the term of this SAR, the Common Stock of the Company shall be changed into cash, securities, or evidences of indebtedness of another corporation, other property, or any combination thereof, whether as a result of reorganization, sale, merger, consolidation, Change of Control or other similar transaction (a “Transaction”), the Company shall cause adequate provision to be made whereby (i) the Grantee shall thereafter be entitled to receive upon the due exercise of this SAR with respect to any Shares then remaining subject to this SAR, the cash, securities, evidences of indebtedness, other property, or any combination thereof the Grantee would have been entitled to receive for Shares acquired through exercise of this SAR immediately prior to the effective date of such Transaction and (ii) if the Grantee’s employment is terminated without Cause following the Transaction and during the term of this SAR, this SAR shall become vested and fully exercisable with respect to the remaining number of Shares to which this SAR relates for the balance of the SAR term. If appropriate, the Strike Price of the shares or securities remaining subject to this SAR following such Transaction may be adjusted, in each case in such equitable manner as the Committee may select.
If the Board of Directors of the Company determines that the Company is unable to cause adequate provision to be made to allow the Grantee to continue to benefit from this SAR after the Transaction, this SAR shall become fully vested and cancelled in exchange for a lump sum payment from the Company in an amount equal to the product of (x) excess of the then Fair Market Value of a Share of the Company’s Common Stock as established in the Transaction over the Strike Price per share multiplied by (y) the remaining unexercised number of Shares to which this SAR relates, less applicable taxes.
ARTICLE 3
CHANGE IN CONTROL

Section 3.1 Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:

(a)any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company or an employee benefit plan sponsored by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%), or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at elections of directors (excluding an acquisition of such securities directly from the Company),

(b)during any period of two (2) consecutive years individuals who at the beginning of the two (2)-year period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors (individuals with such two (2) years of service being the “Continuing Directors”),

(c)there shall be consummated (A) any consolidation, merger or reorganization of the Company in which the capital stock of the Company is not converted into or exchanged for cash, securities or other property, other than a consolidation, merger, or reorganization of the Company in which the holders of capital stock of all classes of the Company (including Common Stock) immediately prior to the transaction have, directly or indirectly, an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any such transaction with entities in which the holders of the Company’s then outstanding capital stock of all classes, directly or indirectly, have an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of such entities immediately after the transaction,

(d)a change occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, promulgated under the Exchange Act or any successor disclosure item, or

(e)the holders of the Company’s then outstanding capital stock of all classes approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that any occurrence described in (a) through (d) approved by the affirmative vote of a majority of the Continuing Directors, shall not constitute a Change in Control to the extent so provided by the affirmative vote of a majority of those Continuing Directors.

ARTICLE 4
DEFINITIONS

Section 4.1 Definitions. For purposes of this Award, the following terms shall have the following meanings:
“Cause” shall have the meaning set out in any separate employment agreement between the Employee and the Company and, in the absence of an employment agreement, “Cause” shall mean Employee’s: (a) commission of an act of dishonesty, fraud, theft, or embezzlement; (b) sabotage or intentional failure to act on the direction of an officer of the Company or the Board of Directors of the Company or of any affiliate; (c) engagement, directly or indirectly, in a business or occupation (as a proprietor, partner, officer, shareholder, or employee, or otherwise) in competition with the Company or any of its affiliates; (d) indictment or conviction for a felony violation of a criminal law, other than motor vehicle offenses; (e) the use or possession of illegal drugs; or (f) failure to achieve and/or perform, to the

Company’s satisfaction, Employee’s duties and responsibilities on behalf of the Company (other than due to Disability).

    “Disability” shall have the meaning ascribed to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision.

    “Subsidiary” or “Subsidiaries” shall mean any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages may be approved by the by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), are owned, directly or indirectly, by the Company.

ARTICLE 5
MISCELLANEOUS

Section 5.1 Administration. This Award shall be administered by the Compensation Committee or its delegate as provided in Section 3 of the Plan.

Section 5.2 No Guarantee of Employment or Service; Compensation. Nothing in this Agreement shall be construed as an employment, consulting or similar contract for services between the Company or any Subsidiary and the Employee. Any benefit derived under this Agreement shall not be considered compensation for purposes of calculating any severance, resignation, bonus, pension, retirement or similar payments or benefits.

Section 5.3 The Company’s Rights. The existence of the Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Restricted Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

Section 5.4 Employee. Whenever the word “Employee” is used in any provision of this Agreement, under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Award may be transferred by will or by the laws of descent and distribution, the word “Employee” shall be deemed to include such person.

Section 5.5 Entire Agreement; Modification. This Agreement, inclusive of the Award, contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified, except as provided in a written document signed by each of the parties hereto, provided, that, this Award or the terms of this Agreement may be amended by the Board or the Compensation Committee at any time (a) if the Board or the Committee determines, in its reasonable discretion, that amendment is necessary or appropriate to conform the Award to, or otherwise satisfy, any legal requirement (including without limitation the provisions of Section 409A of the Code), which amendments may be made retroactively or prospectively and without your approval or consent to the extent permitted by applicable law, provided that, such amendment shall not materially and adversely affect your rights hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

Section 5.6 Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

Section 5.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana (regardless of the law that might otherwise govern under applicable Indiana principles of conflict of laws).

Section 5.8. Mitigation of Excise Tax. If any payment or right accruing to the Employee under the Plan and this Agreement, either alone or together with other payments or rights accruing to the Employee from the Company or a Subsidiary would constitute a “parachute payment,” as defined in Code Section 280G and regulations thereunder, such payment or right will be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan or any agreement being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under this Plan or this Agreement is to apply will be made by the Compensation Committee in good faith after consultation with the Employee, and such determination will be conclusive and binding on the Employee. The Employee will cooperate in good faith with the Compensation Committee in making such determination and providing the necessary information for this purpose.

Section 5.9. Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, if it is determined that the Award granted hereunder is not exempt from the requirements of Section 409A of the Code, to the extent applicable, the Plan and the Agreement shall be interpreted in accordance with Section 409A of the Code and the Compensation Committee may, in its sole discretion and without the Grantee’s consent, modify such provision to comply with, or avoid subject to Section 409A of the Code or to avoid the incurrence of taxes, interest and penalties under 409A of the Code.

Section 5.10. Repayment; Right of Set-Off. The Grantee agrees and acknowledges that this Agreement is subject to any “clawback,” recoupment or set-off policies of the Company in effect on the Grant Date or that the Compensation Committee thereafter may adopt. If the Company determines, in its sole discretion, that you have engaged in misconduct that constitutes “Cause” as defined in the Plan, you agree that any unvested portion of the Award.